Monday – July 18, 2011 – 8:00 AM

Colorado Rare Earths, Inc. Enters Into Agreement to Acquire U.S. Rare Earths, Inc.

Acquisition would add substantial, known, Heavy Rare Earth Resources

LONOKE, AR. -- (BUSINESS WIRE) -- Colorado Rare Earths, Inc., “CREC”, (OTCBB: CALY), www.coloradorareearths.com, announced today that it has entered into an agreement to acquire U.S. Rare Earths, Inc. (“USRE”), a Salt Lake City, UT-based, privately-held rare earths exploration company. The agreement is subject to completion of due diligence and certain other usual conditions and Company officials expect the transaction to close within ten days. Terms of the agreement were not disclosed.

“With CREC’s recently announced staking of 8,000 acres in and around the Lemhi Pass District located in Idaho and Montana, the closing of this acquisition will greatly increase our Rare Earth Element (REE) properties in the U.S.,” stated Michael Parnell, Colorado Rare Earths Inc’s CEO. “Upon closing this transaction, our Company will have over 12,000 acres of potential REE bearing-properties, including substantial new Heavy Rare Earth Element (HREE) claims in Idaho, Montana and Colorado,” added Parnell.

Edward Cowle, CEO of U.S. Rare Earths, Inc., stated: “The principals of U.S. Rare Earths, Inc. are very excited to become part of a public company. We believe that the experience and expertise of CREC personnel together with the ability to access the capital markets will allow USRE to accelerate plans to become a rare earth supplier. As a private company, USRE has had wide exposure in various government reports and in the media. We believe that additional capital will enable us to more aggressively pursue opportunities to develop our rare earth holdings and demonstrate their value to a wider government, industrial, and financial audience.”

As part of the agreement and upon filing the necessary documents, Colorado Rare Earths, Inc. will change its name to U.S. Rare Earths, Inc.

About Colorado Rare Earths, Inc.:

Colorado Rare Earths, Inc. is a mineral claims acquisition company. The Company currently focuses on rare-earth elements and owns a 100% interest in a group of Colorado, Idaho and Montana unpatented, mineral claims; the Iron Hill Property located in Gunnison County, the Wet Mountains Property located in Freemont and Custer Counties, and the Lemhi Pass District Property located in Idaho and Montana. For more information, visit the Company's web site at www.coloradorareearth.com.

About U.S. Rare Earths, Inc.:

U.S. Rare Earths, Inc. is a privately-held rare earths exploration company located In Salt Lake City, UT. U.S. Rare Earths Inc’s management believes its holdings have concentrations of individual rare earths of both the yttrium-heavy rare earths group and the cerium-light rare earths group.

The U.S. Rare Earths properties include Diamond Creek, in southeast Idaho’s Webster Range and a 600-acre site in the Lemhi Pass, at an elevation of about 7,200 feet on the Continental Divide, between Idaho and the Bitterroot Range of Montana. For more information, visit the Company's web site at www.usrareearths.com .

Forward-looking statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, general economic conditions and the ability of the Company to market and sell its products, and the effects of competition and pricing. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in any forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Contact Information:

http://coloradorareearth.com/index.html
Patrick Kennedy, Investor Relations
pkennedy@coloradorareearth.com
501-676-2994 ext. 302